Exhibit 10.2

NANO-TEXTILE LTD.

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (the “Agreement”) is made as of 15 October, 2018 by and between Nano-Textile Ltd., an Israeli corporation (the “Company”), and Plug & Play Venture Group, LLC (the “Purchaser”).

In consideration of the mutual covenants and representations set forth below, the Company and the Purchaser agree as follows:

1.	Purchase and Sale of the Shares.

A.       Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchaser 781,879 shares of the Company’s Common Stock for an aggregate purchase price of $64,661.39 ($0.0827 per share), in exchange for the value of the Services rendered by Purchaser to the Company in the Advisor Agreement attached hereto.

2.	Restrictions on Transfer.

A.       Investment Representations and Legend Requirements. The Purchaser hereby makes the investment representations listed on Exhibit A to the Company as of the date of this Agreement, and agrees that such representations are incorporated into this Agreement by this reference, such that the Company may rely on them in issuing the Shares and for any other lawful purpose. The Purchaser understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SHARES.

B.       Stop-Transfer Notices. The Purchaser agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C.       Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

D.       Lock-Up Period. The Purchaser hereby agrees that the Purchaser shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall the Purchaser enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Company filed under the Securities Act of 1933, as amended (the “Securities Act”), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The Purchaser further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

E.       Shares; Right of First Refusal. No Shares purchased pursuant to this Agreement, nor any beneficial interest in such Shares, shall be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser or any subsequent transferee, other than in compliance with the Company’s right of first refusal provisions contained in Section 3 of this Agreement.

F.       No Transfers to Bad Actors. The Purchaser agrees not to sell, assign, transfer, pledge, encumber or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Bad Actor Disqualifications”), except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. The Purchaser will promptly notify the Company in writing if the Purchaser or, to the Purchaser’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any Bad Actor Disqualification.

G.       Restrictions Binding on Transferees. All transferees of Shares or any interest therein shall receive and hold such Shares or interest subject to all of the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with the terms of this Agreement.

3.            Company’s Right of First Refusal. Before any Shares acquired by the Purchaser pursuant to this Agreement (or any beneficial interest in such Shares) may be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser or any subsequent transferee (each a “Holder”), such Holder must first offer such Shares or beneficial interest to the Company and/or its assignee(s) as follows:

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A.       Notice of Proposed Transfer. The Holder shall deliver to the Company a written notice stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Shares; (ii) the name of each proposed transferee; (iii) the number of Shares to be transferred to each proposed transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares; and (v) that by delivering the notice, the Holder offers all such Shares to the Company and/or its assignee(s) pursuant to this section and on the same terms described in the notice.

B.       Exercise of Right of First Refusal. At any time within 30 days after receipt of the Holder’s notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the proposed transferees, at the purchase price determined in accordance with Section 3.C.

C.       Purchase Price. The purchase price for the Shares purchased by the Company and/or its assignee(s) under this section shall be the price listed in the Holder’s notice. If the price listed in the Holder’s notice includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the board of directors of the Company in its sole discretion.

D.       Payment. Payment of the purchase price shall be made, at the option of the Company and/or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company and/or its assignee(s), or by any combination thereof within 30 days after receipt by the Company of the Holder’s notice (or at such later date as is called for by such notice).

E.       Holder’s Right to Transfer. If all of the Shares proposed in the notice to be transferred to a given proposed transferee are not purchased by the Company and/or its assignee(s) as provided in this section, then the Holder may sell or otherwise transfer such Shares to that proposed transferee; provided that: (i) the transfer is made only on the terms provided for in the notice, with the exception of the purchase price, which may be either the price listed in the notice or any higher price; (ii) such transfer is consummated within 60 days after the date the notice is delivered to the Company; (iii) the transfer is effected in accordance with any applicable securities laws, and if requested by the Company, the Holder shall have delivered an opinion of counsel acceptable to the Company to that effect; (iv) prior to the transfer, the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those Shares (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company; and (v) the proposed transferee agrees in writing to receive and hold the Shares so transferred subject to all of the provisions of this Agreement, including but not limited to this section, and there shall be no further transfer of such Shares except in accordance with the terms of this section. If any Shares described in a notice are not transferred to the proposed transferee within the period provided above, then before any such Shares may be transferred, a new notice shall be given to the Company, and the Company and/or its assignees shall again be offered the right of first refusal described in this section.

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F.       Involuntary Transfers. Subject to the other provisions of this Section 3, in the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including, but not limited to, transfers by operation of law or other involuntary transfers in connection with a divorce, dissolution, legal separation or annulment) of all or a portion of the Shares by the record holder thereof that does not occur in accordance with the other provisions of this Section 3, the Company shall have the right to purchase all of the Shares transferred at the greater of the purchase price paid by the Purchaser pursuant to this Agreement or the fair market value of the Shares on the date of transfer (as determined by the board of directors of the Company). Upon such a transfer, the persons transferring or acquiring the Shares shall promptly notify the Company in writing of such transfer. The right to purchase such Shares shall be provided to the Company for a period of 30 days following receipt by the Company of written notice of the transfer.

G.       Exception for Certain Family Transfers. Notwithstanding anything to the contrary contained elsewhere in this section, the transfer of any or all of the Shares during the Holder’s lifetime (except in connection with a divorce, dissolution, legal separation or annulment), or on the Holder’s death by will or intestacy, to (i) the Holder’s spouse or domestic partner; (ii) the Holder’s lineal descendants or antecedents, siblings, aunts, uncles, cousins, nieces and nephews (including adoptive relationships and step relationships), and their spouses or domestic partners; (iii) the lineal descendants or antecedents, siblings, cousins, aunts, uncles, nieces and nephews of Holder’s spouse or domestic partner (including adoptive relationships and step relationships), and their spouses or domestic partners; and (iv) a trust or other similar estate planning vehicle for the benefit of the Holder or any such person, shall be exempt from the provisions of this section; provided that, in each such case, the transferee agrees in writing to receive and hold the Shares so transferred subject to all of the provisions of this Agreement, including but not limited to this section, and there shall be no further transfer of such Shares except in accordance with the terms of this section; and provided further, that without the prior written consent of the Company, which may be withheld in the sole discretion of the Company, no more than three transfers may be made pursuant to this section, including all transfers by the Holder and all transfers by any transferee. For purposes of this Agreement, a person will be deemed to be a “domestic partner” of another person if the two persons (1) reside in the same residence and plan to do so indefinitely, (2) have resided together for at least one year, (3) are each at least 18 years of age and mentally competent to consent to contract, (4) are not blood relatives any closer than would prohibit legal marriage in the state in which they reside, (5) are financially interdependent, as demonstrated to the reasonable satisfaction of the Company and (6) have each been the sole spouse equivalent of the other for the year prior to the transfer and plan to remain so indefinitely; provided that a person will not be considered a domestic partner if he or she is married to another person or has any other spouse equivalent.

H.       Termination of Right of First Refusal. The rights contained in this section shall terminate as to all Shares purchased hereunder upon the earlier of: (i) the closing date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, and (ii) the closing date of a Change of Control pursuant to which the holders of the outstanding voting securities of the Company receive securities of a class registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

4.            Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

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5.	General Provisions.

A.       Choice of Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of California.

B.       Integration. This Agreement, including all exhibits hereto, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

C.       Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

D.       Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon the Purchaser and his or her heirs, executors, administrators, successors and assigns.

E.       Assignment; Transfers. Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Purchaser without the prior written consent of the Company. Any attempt by the Purchaser without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Except as set forth in this Agreement, any transfers in violation of any restriction upon transfer contained in any section of this Agreement shall be void, unless such restriction is waived in accordance with the terms of this Agreement.

F.       Amendments; Waiver. Except as expressly provided herein, neither this Agreement nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Purchaser. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereto are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

G.       Purchaser Investment Representations and Further Documents. The Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) the applicable exhibits and attachments to this Agreement.

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H.       Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

I.       Rights as Stockholder. Subject to the terms and conditions of this Agreement, the Purchaser shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that the Purchaser delivers a fully executed copy of this Agreement (including the applicable exhibits and attachments to this Agreement) and full payment for the Shares to the Company, and until such time as the Purchaser disposes of the Shares in accordance with this Agreement. Upon such transfer, the Purchaser shall have no further rights as a holder of the Shares so purchased except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and the Purchaser shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

J.       Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

K.       Arbitration and Equitable Relief.

(1)       Arbitration. IN CONSIDERATION OF THE PROMISES IN THIS AGREEMENT, THE PURCHASER AGREES THAT Any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the “Rules”) and pursuant to California law. Disputes which the Purchaser agrees to arbitrate, and thereby agreeS to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, The Americans with Disabilities Act of 1990, The Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the Family and Medical Leave Act, the California Family Rights Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. the Purchaser further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with the purchaser.

(2)       Procedure. the purchaser agrees that any arbitration will be administered by the American Arbitration Association (“AAA”) and that the neutral arbitrator will be selected in a manner consistent with its national rules for the resolution of employment disputes. THE Purchaser agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. THE Purchaser also agrees that the arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. ANY fees TO BE charged by the arbitrator or AAA shall BE DIVIDED BETWEEN THE PARTIES IN ACCORDANCE WITH AAA RULES AND PROCEDURES OR, IN THE ABSENCE THEROF, SPLIT EQUALLY. Purchaser agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the rules and that to the extent that the AAA’s National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence. The purchaser agrees that The decision of the arbitrator shall be in writing.

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(3)       Remedy. Except as provided by the Rules and this Agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between the Purchaser and the Company. Accordingly, except as provided for by the Rules and this Agreement, neither the Purchaser NOR the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

(4)       Availability of Injunctive Relief. Both parties agree that any party may petition a court for injunctive relief as permitted by the rules including, but not limited to, where either party alleges or claims a violation of any confidential information or invention assignment agreement between the Purchaser and the Company or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code §2870. Both parties understand that any breach or threatened breach of such an agreement will cause irreparable injury and that money damages will not provide an adequate remedy therefor and both parties hereby consent to the issuance of an injunction. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees.

(5)       Administrative Relief. The Purchaser understands that this Agreement does not prohibit the Purchaser from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal employment Opportunity Commission or the Workers’ Compensation Board. This agreement does, however, preclude the Purchaser from pursuing court action regarding any such claim.

(6)       Voluntary Nature of Agreement. the purchaser acknowledges and agrees that the Purchaser is executing this agreement voluntarily and without any duress or undue influence by the Company or anyone else. the Purchaser further acknowledges and agrees that the Purchaser has carefully read this Agreement and that the Purchaser has asked any questions needed for the Purchaser to understand the terms, consequences and binding effect of this Agreement and fully understands it, including that the Purchaser is waiving THE Purchaser’s right to a jury trial. Finally, the Purchaser agrees that the Purchaser has been provided an opportunity to seek the advice of an attorney of THE Purchaser’s choice before signing this Agreement.

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L.       Reliance on Counsel and Advisors. The Purchaser acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. The Purchaser is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

M.       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

(signature page follows)

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The parties hereto represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. The Purchaser agrees to notify the Company of any change in his or her address below.

PURCHASER

Plug & Play venture group, LLC
a California limited liability company

By:
Name & Title: Saeed Amidhozour, Manager

Email : legal@pnptc.com
Phone: 408-524-1470

NANO-TEXTILE LTD.

Signature

Print Name

Print Title

Exhibit A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:	Plug & Play Venture Group, LLC
COMPANY	:	Nano-Textile Ltd.
SECURITY	:	Common Stock
AMOUNT	:	781,879 Shares
DATE	:	15 October, 2018

In connection with the purchase of the above-listed shares, I, the undersigned purchaser, represent to the Company as follows:

1.       The Company may rely on these representations. I understand that the Company’s sale of the shares to me has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Company believes, relying in part on my representations in this document, that an exemption from such registration requirement is available for such sale. I understand that the availability of this exemption depends upon the representations I am making to the Company in this document being true and correct.

2.       I am purchasing for investment. I am purchasing the shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the shares is being purchased and shall be held solely for my account, except to the extent I intend to hold the shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. My investment intent is not limited to my present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3.       I can protect my own interests. I can properly evaluate the merits and risks of an investment in the shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom I have consulted, or my preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4.       I am informed about the Company. I am sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. I have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information I deem appropriate for assessing the risk of an investment in the shares.

5.       I recognize my economic risk. I realize that the purchase of the shares involves a high degree of risk, and that the Company’s future prospects are uncertain. I am able to hold the shares indefinitely if required, and am able to bear the loss of my entire investment in the shares.

6.       I know that the shares are restricted securities. I understand that the shares are “restricted securities” in that the Company’s sale of the shares to me has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, I also understand and agree that:

A.       I must hold the shares indefinitely, unless any subsequent proposed resale by me is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

B.       the Company is under no obligation to register any subsequent proposed resale of the shares by me; and

C.       the certificate evidencing the shares will be imprinted with a legend which prohibits the transfer of the shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7.       I am familiar with Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. I understand that my ability to sell the shares under Rule 144 in the future is uncertain, and may depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than a specified period after my purchase and full payment (within the meaning of Rule 144) for the shares; and (iii) if I am an affiliate of the Company (A) the sale being made in an unsolicited “broker’s transaction”, transactions directly with a market maker or riskless principal transactions, as those terms are defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8.       I know that Rule 144 may never be available. I understand that the requirements of Rule 144 may never be met, and that the shares may never be saleable under the rule. I further understand that at the time I wish to sell the shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which may preclude me from selling the shares under Rule 144 even if the relevant holding period had been satisfied.

9.       I know that I am subject to further restrictions on resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) my written notice to the Company containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

10.       I know that I may have tax liability due to the uncertain value of the shares. I understand that the board of directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of my purchase is substantially greater than the Board of director’s appraisal. I understand that any additional value ascribed to the shares by such an IRS determination will constitute ordinary income to me as of the purchase date, and that any additional taxes and interest due as a result will be my sole responsibility payable only by me, and that the Company need not and will not reimburse me for that tax liability.

11.       Residence. The address of my principal residence is set forth on the signature page below.

12.       No “bad actor” disqualification events. Neither I nor any person that would be deemed a beneficial owner of the shares (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the purchase or acquisition of the shares, in writing in reasonable detail to the Company.

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By signing below, I acknowledge my agreement with each of the statements contained in this Investment Representation Statement made as of the date first set forth above, and my intent for the Company to rely on such statements in issuing the shares to me.

PURCHASER

PLUG & PLAY VENTURE GROUP, LLC
a California limited liability company

By:
Name & Title: Saeed Amidhozour, Manager

Email: legal@pnptc.com
Phone: 408-524-1470

Address of Purchaser’s principal address:

440 North Wolfe Road

Sunnyvale, CA 94085

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